UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                     November 10, 2004

                      WEBCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma                                                                     0-23242                                                             73-1097133
(State or other jurisdiction of                             (Commission File Number)                                             (IRS Employer
        incorporation)                                                                                                                            Identification No.)

9101 West 21st Street,          Sand Springs, Oklahoma          74063
(Address of principal executive offices)                              (Zip Code)

Registrant’s telephone number, including area code:  (918) 241-1000

Item 8.01 Other Events

    On November 4, 2004, Webco Industries, Inc. ("Webco") issued a press release and filed a Current Report on Form 8-K attaching and incorporating by reference such press release (the "Form 8-K and Press Release").  The Form 8-K and Press Release is hereby amended by this Current Report on Form 8-K/A-1 by adding thereto the following information:

   F. William Weber, Chairman of the Board and Chief Executive Officer and a principal stockholder of Webco, and Dana S. Weber, Vice Chairman of the Board and Chief Operating Officer and a principal stockholder of Webco, may be deemed to be "participants" with Webco in the proposed proxy solicitation in connection with the previously announced reverse/forward stock split transaction.

   Important Legal Information:Investors and holders of Webco common stock are urged to read the proxy statement (which will contain a list of the names, affiliations and interests of participants in the solicitation of proxies) regarding the proposed transaction when it becomes available, because it will contain important information.  The proxy statement will be filed with the U.S. Securities and Exchange Commission by Webco, and investors and holders of Webco common stock may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Webco, at the SEC's website at www.sec.gov.  The proxy statement and other documents filed by Webco may also be obtained free by directing a request to Webco at Webco Industries, Inc., c/o Investor Relations, 9101 West 21st Street, P.O. Box 100, Sand Springs, Oklahoma 74063, telephone number (918) 241-1094.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             WEBCO INDUSTRIES, INC.

Dated: November 10, 2004                                     By: /s/ Michael P. Howard
                                                                              Michael P. Howard
                                                                              Vice President and
                                                                              Chief Financial Officer